SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2005

FORMFACTOR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50307 (Commission File Number)	13-3711155 (IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA (Address of Principal Executive Offices)	94551 (Zip Code)

Registrant’s telephone number, including area code: (925) 290-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As previously disclosed, the Company announced the appointment of Ronald C. Foster as its Chief Financial Officer in a Current Report on Form 8-K dated February 14, 2005. Mr. Foster assumed the role of dedicated Chief Financial Officer effective March 15, 2005. Mr. Foster has also been appointed the Company’s Principal Accounting Officer effective March 15, 2005.

     In connection with Mr. Foster’s assumption of the dedicated Chief Financial Officer and Principal Accounting Officer roles, Jens Meyerhoff has stepped down as the Company’s Chief Financial Officer and Richard Mittermaier has stepped down from his interim position as the Company’s Principal Accounting Officer, respectively, in each case effective March 15, 2005. Mr. Meyerhoff remains the Company’s Chief Operating Officer and will focus his activities on that role going forward. Mr. Mittermaier will continue in his role as Director of Accounting for the Company.

     Biographical information regarding Mr. Foster and a description of the material terms of the letter agreement that he has entered into with the Company regarding his employment are set forth in the Current Report on Form 8-K dated February 14, 2005, and are incorporated herein by reference.

     Dr. William H. Davidow, who has served as a director since April 1995 and as Chairman of the Company's board of directors since June 1996, has indicated to the Company that he is considering a transition from these positions during 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.
Date: March 21, 2005	By:	/s/ STUART LOWELL MERKADEAU
		Name:	Stuart Lowell Merkadeau
		Title:	Sr. VP, General Counsel & Secretary